UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois		62526
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 1, 2012, Archer Daniels Midland Company (the “Company”) held its 2012 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:

Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2012 Annual Meeting were elected as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
A. L. Boeckmann	467,201,128	17,449,147	13,512,220	65,323,208
G. W. Buckley	469,497,857	14,821,687	13,842,950	65,323,208
M. H. Carter	472,445,495	12,287,470	13,429,529	65,323,208
T. Crews	468,711,471	15,683,795	13,767,229	65,323,208
P. Dufour	469,637,417	14,706,928	13,818,150	65,323,208
D. E. Felsinger	465,788,904	18,330,727	14,042,864	65,323,208
A. Maciel	469,775,255	14,603,787	13,783,453	65,323,208
P. J. Moore	467,199,133	16,923,577	14,039,784	65,323,208
T. F. O’Neill	467,326,062	17,042,472	13,793,960	65,323,208
D. Shih	464,003,126	20,397,640	13,761,729	65,323,208
K. R. Westbrook	465,173,235	19,027,858	13,961,402	65,323,208
P. A. Woertz	454,988,234	29,375,553	13,798,707	65,323,208

Proposal No. 2. The appointment of Ernst & Young LLP as independent accountants for the six-month period ending December 31, 2012 was ratified at the meeting by the following votes:

For	Against	Abstain
542,788,203	7,400,494	13,297,006

Proposal No. 3. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non-Votes
449,879,102	42,200,635	6,082,758	65,323,208

Proposal No. 4. The stockholder’s proposal regarding special shareowner meetings was approved as follows:

For	Against	Abstain	Broker Non-Votes
296,736,290	186,762,796	14,663,409	65,323,208

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: November 6, 2011	By	/s/ Marschall I. Smith
Marschall I. Smith Senior Vice President, Secretary and General Counsel